Exhibit 99.1

JANEL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and per share data)

	December 31,	September 30,
	2018	2018

ASSETS
Current Assets:
Cash	$721	$585
Accounts receivable, net of allowance for doubtful accounts	25,727	19,726
Inventory	2,465	2,391
Prepaid expenses and other current assets	428	354
Total current assets	29,341	23,056
Propert and Equipment, net	3,894	3,787
Other Assets:
Intangible assets, net	12,139	12,347
Goodwill	13,060	11,458
Security deposits and other long term assets	267	263
Total other assets	25,466	24,068
Total assets	$58,701	$50,911
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Line of credit	$11,338	$9,730
Accounts payable - trade	21,244	16,798
Accrued expenses and other current liabilities	2,543	1,748
Dividends payable	592	470
Current portion of long-term debt	894	897
Total current liabilities	36,611	29,643
Other Liabilities:
Long-term debt
Long-term debt	4,023	3,831
Subordinated promissory notes	344	344
Mandatorily redeemable non-controlling interest	681	681
Deferred income taxes	1,308	1,131
Other liabilities	283	254
Total other liabilities	6,639	6,241
Total liabilities	$43,250	$35,884
Stockholders' Equity:
Preferred Stock, $0.001 par value; 100,000 shares authorized Series B 5,700 shares authorized and 1,271 shares issued and outstanding	-	-
Series C 20,000 shares authorized and 20,000 shares issued and outstanding at December 31, 2018 and September 30, 2018, liquidation value $12,092 and $11,966 as of December 31, 2018 and September 30, 2018, respectively	-	-
Common stock, $0.001 par value; 4,500,000 shares authorized, 839,451 issued and 819,451 outstanding as of December 31, 2018 and 837,951 issued and 817,951 outstanding as of September 30, 2018	1	1
Paid-in capital	15,849	15,872
Treasury stock, at cost, 20,000 shares	(240)	(240)
Accumulated deficit	(159)	(606)
Total stockholders' equity	15,451	15,027
Total liabilities and stockholders' equity	$58,701	$50,911

JANEL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share data)

	Three Months Ended December 31,	Year Ended September 30,
	2018	2018
		(Revised)
Revenue:
Global logistics services	$18,570	$57,198
Manufacturing	3,521	10,321
Total Revenues	22,091	67,519
Cost and Expenses:
Forwarding expenses	14,314	42,684
Cost of revenues - manufacturing	1,401	4,524
Selling, general and administrative	5,410	18,618
Amortization of intangible assets	208	807
Total Costs and Expenses	21,333	66,633

Income from Operations	758	886
Other Items:
Interest expense net of interest income	(162)	(498)
Change in fair value of mandatorily redeemable non-controlling interest	-	(10)
Income from Operations Before Income Taxes	596	378
Income tax expense	(149)	(130)
Net income	447	248
Preferred stock dividends	(122)	(438)
Non-controlling interest dividends	-	(50)
Gain on extinguishment of Preferred Stock Series C dividends	-	1,312
Net Income Available to Common Shareholders	$325	$1,072

Net income per share from operations:
Basic	$0.53	$0.43
Diluted	$0.46	$0.30
Net income per share attributable to common stockholders:
Basic	$0.38	$1.86
Diluted	$0.34	$1.28
Weighted average number of shares outstanding:
Basic	847,458	574,721
Diluted	965,611	834,485

JANEL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(UNAUDITED)
(in thousands, except share and per share data)

	PREFERRED STOCK		COMMON STOCK		PAID-IN	TREASURY STOCK		RETAINED	TOTAL
	SHARES	$	SHARES	$	CAPITAL	SHARES	$	EARNINGS	EQUITY
Balance - September 30, 2018	21,271	$-	837,951	$1	$15,872	20,000	$(240)	$(606)	$15,027
Net Income	-	-	-	-	-	-	-	447	447
Dividends to preferred stockholders	-	-	-	-	(122)	-	-	-	(122)
Stock based compensation	-	-	-	-	94	-	-	-	94
Stock option exercise	-	-	1,500	-	5	-	-	-	5
Balance - Dember 31, 2018	21,271	$-	839,451	$1	$15,849	20,000	$(240)	$(159)	$15,451

JANEL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Three Months Ended December 31,	Year Ended September 30,
	2018	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$447	$248
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for uncollectible accounts	94	22
Depreciation	76	100
Deferred income tax	177	69
Amortization of intangible assets	208	807
Amortization of acquired inventory valuation	62	190
Amortization of loan costs	2	10
Stock based compensation	129	678
Change in fair value of mandatorily redeemable non-controlling interest	-	10
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(4,783)	(3,936)
Inventory	(137)	(74)
Prepaid expenses and sundry current assets	(61)	23
Security deposits and other long term assets	(3)	(23)
Accounts payable and accrued expenses	4,670	2,052
Other liabilities	30	175
Net cash provided by continuing operations	911	351
Cash Flows From Investing Activities:
Acquisition of property and equipment	(182)	(89)
Note receivable	-	(125)
Acquisitions	(1,935)	(6,889)
Net cash used in investing activities	(2,117)	(7,103)
Cash Flows From Financing Activities:
Dividends paid to preferred stockholder	-	(1,093)
Dividends paid to minority shareholder	-	(51)
Repayments of term loan	(268)	(1,157)
Proceeds from senior secured term loan	-	2,025
Proceeds from sale of Series C Preferred Stock	-	2,898
Proceeds from stock option exercise	4	46
Line of credit, proceeds, net	1,606	3,581
Repurchase of Preferred A Shares	-	(400)
Exercise of warrants	-	1,000
Repayment of notes payable - related party	-	(500)
Net cash provided by (used in) in financing activities	1,342	6,349
Net (decrease) increase in cash	136	(403)
Cash at beginning of the period	585	988
Cash at end of period	$721	$585

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$159	$488
Income taxes	$21	$93
Non-cash investing activities:
Subordinated promissory notes of Antibodies	$-	$344
Contingent earn-out acquisition of Aves	$-	$498
Non-cash financing activities:
Dividends declared to preferred stockholders	$122	$655